FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made and entered into this 14th day April of 1999 (the "Agreement") by and among American Skandia Life Assurance Corporation, organized under the laws of the State of Connecticut (the "Company"), on behalf of itself and each separate account of the Company named in Schedule A to this Agreement, as may be amended from time to time (each account referred to as the "Account" and collectively as the "Accounts"); Rydex Variable Trust, a Delaware business trust (the "Fund"); PADCO Advisors II, Inc., a corporation organized under the laws of the State of Maryland and investment adviser to the Fund (the "Adviser"); and PADCO Financial Services, Inc., a corporation organized under the laws of the State of Maryland and principal underwriter/distributor of the Fund (the "Distributor").

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Fund engages in business as an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies which have entered into participation agreements substantially similar to this Agreement (the "Participating Insurance Companies"), and

WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

WHEREAS, the Company, as depositor, has established the Accounts to serve as investment vehicles for certain variable annuity contracts and variable life insurance policies and funding agreements offered by the Company set forth on Schedule A (the "Contracts"); and

WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolutions of the Board of Directors of the Company under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and WHEREAS, the Company has or will register the Accounts as unit investment trusts under the 1940 Act, unless such Account is exempt from registration under an applicable provision of the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios named in Schedule B, as such schedule may be amended from time to time (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts;

WHEREAS, Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, Distributor is registered as a broker-dealer under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. and serves as principal underwriter/distributor of the Fund.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Adviser and the Distributor agree as follows:

                         ARTICLE I - SALE OF FUND SHARES
1.1 The Fund agrees to sell to the Company those shares of the Designated Portfolios which each Account orders, executing such orders on a daily basis at the net asset value (and with no sales charges) next computed after receipt and acceptance by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company will be the designee of the Fund for receipt of such orders from each Account and receipt by such designee will constitute receipt by the Fund. To facilitate the Fund's daily trading procedures, the Company has agreed to provide the Fund with an "estimated trade" and other information relating to investments in the shares of the Fund, as set forth in the Estimated Trading Procedures set forth in Exhibit A to this Agreement. The "final trade" will be available to the Fund by no later than 8:30 a.m. on the next following business day. "Business Day" will mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (the "Commission"). The Fund may net the notice of redemptions it receives from the Company under Section 1.3 of this Agreement against the notice of purchases it receives from the Company under this Section 1.1.
1.2 The Company will pay for Fund shares on the next Business Day after an order to purchase Fund shares is made in accordance with Section 1.1. Payment will be made in federal funds transmitted by wire. Upon receipt by the Fund of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.3 The Fund agrees to redeem for cash, upon the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt and acceptance by the Fund or its agent of the request for redemption. For purposes of this Section 1.3, the Company will be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee will constitute receipt by the Fund. To facilitate the Fund's daily trading procedures, the Company has agreed to provide the Fund with an "estimated trade" and other information relating to investments in the shares of the Fund, as set forth in the Estimated Trading Procedures set forth in Exhibit A to this Agreement. The "final trade" will be available to the Fund by no later than 8:30 a.m. on the next following business day. Payment will be made in federal funds transmitted by wire to the Company's account as designated by the Company in writing from time to time, on the same Business Day the Fund receives notice of the redemption order from the Company. After consulting with the Company, the Fund reserves the right to delay payment of redemption proceeds, but in no event may such payment be delayed longer than the period permitted under Section 22(e) of the 1940 Act. The Fund will not bear any responsibility whatsoever for the proper disbursement or crediting of redemption proceeds; the Company alone will be responsible for such action. The Fund may net the notice of purchases it receives from the Company under Section 1.1 of this Agreement against the notice of redemptions it receives from the Company under this Section 1.3.
1.4 The Fund agrees to make shares of the Designated Portfolios available indefinitely for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Fund calculates its Designated Portfolio net asset value pursuant to rules of the Commission; provided, however, that the Board of Trustees of the Fund (the "Fund Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Fund Board, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.
1.5 The Fund agrees that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No shares of any Portfolio will be sold directly to the general public.
1.6 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially similar to Sections 1.5, 3.2, 3.3, 4.4 and Article VII of this Agreement are in effect to govern such sales.
1.7 The Company agrees to purchase and redeem the shares of the Designated Portfolios offered by the then current prospectus of the Fund in accordance with the provisions of such prospectus.
1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or to any Account. Purchase and redemption orders for Fund shares will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.
1.9 The Fund will furnish same day notice (by facsimile) to the Company of the declaration of any income, dividends or capital gain distributions payable on each Designated Portfolio's shares. The Company hereby elects to receive all such dividends and distributions as are payable on the Portfolio shares in the form of additional shares of that Portfolio at the ex-dividend date net asset values. The Company reserves the right to revoke this election and to receive all such dividends and distributions in cash. The Fund will notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10 The Fund will make the net asset value per share for each Designated Portfolio available to the Company via electronic means on a daily basis as soon as reasonably practical after the net asset value per share is calculated and will use its best efforts to make such net asset value per share available by 6:30 p.m., Eastern Time, each business day. If the Fund provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported to the Company upon discovery by the Fund.

                   ARTICLE II - REPRESENTATIONS AND WARRANTIES
2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, or are exempt from registration thereunder, and that the Contracts will be issued and sold in compliance with all applicable federal and state laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account as a separate account under Section 38a-433 of the General Statutes of Connecticut and that each Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration thereunder, and that it will maintain such registration for so long as any Contracts are outstanding, as applicable. The Company will amend the registration statement under the 1933 Act for the Contracts and the registration statement under the 1940 Act for the Account from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company.
2.2 The Company represents that the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.3 The Company represents and warrants that it will not purchase shares of the Designated Portfolio(s) with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.
2.4 The Fund represents and warrants that shares of the Designated Portfolio(s) sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law and that the Fund is and will remain registered under the 1940 Act for as long as such shares of the Designated Portfolio(s) are sold. The Fund will amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund will register and qualify the shares of the Designated Portfolio(s) for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.
2.5 The Fund represents that its investment objectives, policies and restrictions comply with applicable state investment laws as they may apply to the Fund. The Fund represents that it will use its best efforts to comply with any applicable state insurance laws or regulations, to the extent specifically requested in writing by the Company. If the Fund cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Fund makes no other representation as to whether any aspect of its operations (including, but not limited to, fees and expenses, and investment policies) complies with the insurance laws or regulations of any state. The Company represents that it will use its best efforts to notify the Fund of any restrictions imposed by state insurance laws that may become applicable to the Fund as a result of the Accounts' investments therein. The Fund and the Adviser agree that they will furnish the information required by state insurance laws to assist Company in obtaining  the  authority  needed to issue  the  Contracts  in  various states.
2.6 The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it reserves the right to make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have the trustees of its Fund Board, a majority of whom are not "interested" persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
2.7 The Fund represents that it is a business trust lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with applicable provisions of the 1940 Act.
2.8 The Fund represents and warrants that all of its trustees, officers, employees, investment advisers, and other individuals/entities having access to the funds and/or securities of the Fund are and continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.
2.9 The Adviser represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Maryland and any applicable state and federal securities laws.
2.10 The Distributor represents and warrants that it is and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for the Fund in accordance in all material respects with the laws of the State of Maryland and any applicable state and federal securities laws.
2.11 The Fund, the Adviser and the Distributor represent and warrant to the Company that each has a Year 2000 compliance program in existence and that each reasonably intends to be Year 2000 compliant so as to be able perform all of the services and/or obligations contemplated by or under this Agreement without interruption. The Fund, the Adviser and the Distributor cannot guarantee that problems will not arise that were unforeseen as of the date of the Agreement and that will interfere with the services performed under the Agreement. The Fund, the Adviser and the Distributor shall immediately notify the Company if it determines that it will be unable perform all of the services and/or obligations contemplated by or under this Agreement in a manner that is Year 2000 compliant.

                          ARTICLE III - FUND COMPLIANCE
3.1      The  Fund  and  the  Adviser  acknowledge  that  any  failure  (whether intentional or in good faith or otherwise) to comply with the requirements of Subchapter M of the Code or the diversification requirements of Section 817(h) of the Code may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. The Fund and the Adviser further acknowledge that any such failure may result in costs and expenses being incurred by the Company in obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Fund or as well as fees and expenses of legal counsel and other advisors to the Company and any federal income taxes, interest or tax penalties incurred by the Company in connection with any such failure.
3.2 The Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.
3.3 The Fund represents that it will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder; including, but not limited to, that the Fund will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, as amended from time to time, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts, and with Section 817(d) of the Code, relating to the definition of a variable contract, and any amendments or other modifications to such Section or Regulation. The Fund will notify the Company immediately upon having a reasonable basis for believing that the Fund or a Portfolio thereunder has ceased to comply with the diversification requirements or that the Fund or Portfolio will cease to comply with the diversification requirements in the future. In the event of a breach of this representation by the Fund, it will take all reasonable steps to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Treasury Regulation 1.817-5.
3.4 The Adviser agrees to provide the Company with a certificate or statement indicating compliance by each Portfolio of the Fund with
         Section 817(h) of the Code, such certificate or statement to be sent to the Company no later than thirty (30) days following the end of each calendar quarter.

               ARTICLE IV - PROSPECTUS AND PROXY STATEMENTS/VOTING
4.1 The Fund will provide the Company, at the Fund's expense, with as many copies of the current Fund prospectus and any supplements thereto for the Designated Portfolio(s) as the Company may reasonably request for distribution to Contract owners at the time of Contract fulfillment and confirmation. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said prospectus as necessary for distribution, at the Fund's expense, to existing Contract owners. The Fund will provide the copies of said prospectus to the Company or to its mailing agent. The Company will distribute the prospectus to existing Contract owners and will bill the Fund for the reasonable cost of such distribution. If requested by the Company, in lieu thereof, the Fund will provide such documentation, including a final copy of a current prospectus set in type at the Fund's expense, and other assistance as is reasonably necessary in order for the Company at least annually (or more frequently if the Fund prospectus is amended more frequently) to have the new prospectus for the Contracts and the Fund's new prospectus printed together, in which case the Fund agrees to pay its proportionate share of reasonable expenses directly related to the required disclosure of information concerning the Fund. The Fund will, upon request, provide the Company with a copy of the Fund's prospectus through electronic means to facilitate the Company's efforts to provide Fund prospectuses via electronic delivery, in which case the Fund agrees to pay its proportionate share of reasonable expenses related to the required disclosure of information concerning the Fund.
4.2 The Fund's prospectus will state that the Statement of Additional Information (the "SAI") for the Fund is available from the Company. The Fund will provide the Company, at the Fund's expense, with as many copies of the SAI and any supplements thereto as the Company may reasonably request for distribution to prospective Contract owners and applicants. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Fund, the Fund shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Fund will provide, at the Fund's expense, as many copies of said SAI as necessary for distribution, at the Fund's expense, to any existing Contract owner who requests such statement or whenever state or federal law requires that such statement be provided. The Fund will provide the copies of said SAI to the Company or to its mailing agent. The Company will distribute the SAI as requested or required and will bill the Fund for the reasonable cost of such distribution.
4.3 The Fund, at its expense, will provide the Company or its mailing agent with copies of its proxy material, if any, reports to shareholders/Contract owners and other communications to shareholders/Contract owners in such quantity as the Company will reasonably require. The Company will distribute this proxy material, reports and other communications to existing Contract owners and will bill the Fund for the reasonable cost of such distribution.
4.4      If and to the extent required by law, the Company will:
         (a)      solicit voting instructions from Contract owners;
         (b) vote the shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and
         (c) vote shares of the Designated Portfolios held in the Account for which no timely instructions have been received, in the same proportion as shares of such Designated Portfolio for which instructions have been received from the Company's Contract owners, so long as and to the extent that the Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. The Company will be responsible for assuring that the Accounts participating in the Fund calculates voting privileges in a manner consistent with all legal requirements, including the Mixed and Shared Funding Exemptive Order, as described in Section 7.1 and the Proxy Voting Procedures set forth in Schedule C.
4.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular, the Fund either will provide for annual meetings (except insofar as the Commission may interpret
         Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, to comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

                   ARTICLE V - SALES MATERIAL AND INFORMATION
5.1 The Company will furnish, or will cause to be furnished, to the Fund or the Adviser, each piece of sales literature or other promotional material in which the Fund or the Adviser is named, at least ten (10) Business Days prior to its use. No such material will be used if the Fund or the Adviser reasonably objects to such use within five (5) Business Days after receipt of such material.
5.2 The Company will not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or SAI for Fund shares, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in published reports for the Fund which are in the public domain or approved by the Fund or the Adviser for distribution, or in sales literature or other material provided by the Fund or by the Adviser, except with permission of the Fund or the Adviser. The Fund and the Adviser agree to respond to any request for approval on a prompt and timely basis.
5.3 The Fund or the Adviser will furnish, or will cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account is named, at least ten (10) Business Days prior to its use. No such material will be used if the Company reasonably objects to such use within five (5) Business Days after receipt of such material.
5.4 The Fund and the Adviser will not give any information or make any representations or statements on behalf of the Company or concerning the Company, each Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement, prospectus and SAI may be amended or supplemented from time to time, or in published reports for each Account or the Contracts which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other material provided by the Company, except with permission of the Company. The Company agrees to respond to any request for approval on a prompt and timely basis.
5.5 The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, within a reasonable time after the filing of each such document with the Commission or the National Association of Securities Dealer, Inc.
         (the "NASD").
5.6 The Company will provide to the Fund at least one complete copy of all definitive prospectuses, definitive SAI, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or each Account, contemporaneously with the filing of each such document with the Commission or the NASD (Except that with respect to post-effective amendments to such prospectuses and SAIs and sales literature and promotional material, only those prospectuses and SAIs and sales literature and promotional material that relate to or refer to the Fund will be provided.) In addition, the Company will provide to the Fund at least one complete copy of (i) a registration statement that relates to the Contracts or each Account, containing representative and relevant disclosure concerning the Fund; and (ii) any post-effective amendments to any registration statements relating to the Contracts or such Account that refer to or relate to the Fund.
5.7 For purposes of this Article V, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, (i.e., on-line networks such as the Internet or other electronic messages)), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, SAIs, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.
5.8 The Fund and the Adviser hereby consent to the use of the names Rydex Variable Trust and PADCO Advisors II, Inc., as well as the names of the Designated Portfolios set forth in Schedule B of this Agreement, in connection with marketing the Contracts, subject to the terms of Sections 5.1 and 5.2 of this Agreement. The Fund and the Adviser hereby consent to the use by the Company of any logo or mark used by the Fund or Adviser, subject to the Fund's and/or the Adviser's approval of such use and in accordance with reasonable requirements of the Fund or the Adviser. Such consent will terminate with the termination of this Agreement. The Company agrees and acknowledges that either of the Fund, the Adviser or the Distributor are the owner of the name, logo or mark and that all use of any designation comprised in whole or in part of the name, logo or mark under this Agreement shall inure to the benefit of the Fund, Adviser and/or the Distributor.
5.9 The Company hereby consents to the use of the name American Skandia Life Assurance Corporation, as well as the names of the Company's Contracts set forth in Schedule A of this Agreement, subject to the terms of Sections 5.1 and 5.2 of this Agreement. The Company hereby consents to the use by the Fund, the Adviser and the Distributor of any logo or mark used by the Company, subject to the Company's approval of such use and in accordance with reasonable requirements of the Company. Such consent will terminate with the termination of this Agreement. The Fund, the Adviser and the Distributor agree and acknowledge that the Company is the owner of the name, logo or mark and that all use of any designation comprised in whole or in part of the name, logo or mark under this Agreement shall inure to the benefit of the Company.
5.10 The Fund, the Adviser, the Distributor and the Company agree to adopt and implement procedures reasonably designed to ensure that information concerning the Company, the Fund, the Adviser or the Distributor, respectively, and their respective affiliated companies, that is intended for use only by brokers or agents selling the Contracts is properly marked as "Not For Use With The Public" and that such information is only so used.

                     ARTICLES VI - FEES, COSTS AND EXPENSES
6.1 The Fund will pay no fee or other compensation to the Company under this Agreement, except as provided below: (a) if the Fund or any Designated Portfolio adopts and implements a plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses, then, subject to obtaining any required exemptive orders or other regulatory approvals, the Fund may make payments to the Company or to the underwriter for the Contracts if and in such amounts agreed to by the Fund in writing; (b) the Fund may pay fees to the Company for administrative services provided to Contract owners that are not primarily intended to result in the sale of shares of the Designated Portfolio or of underlying Contracts.
6.2 All expenses incident to performance by the Fund of this Agreement will be paid by the Fund to the extent permitted by law. All shares of the Designated Portfolios will be duly authorized for issuance and registered in accordance with applicable federal law and, to the extent deemed advisable by the Fund, in accordance with applicable state law, prior to sale. The Fund will bear the expenses for the cost of registration and qualification of the Fund's shares, including without limitation, the preparation of and filing with the SEC of Forms N-SAR and Rule 24f-2 Notices and payment of all applicable registration or filing fees with respect to shares of the Fund; preparation and filing of the Fund's prospectus, SAI and registration statement, proxy materials and reports; typesetting the Fund's prospectus; typesetting and printing proxy materials and reports to Contract owners (except that American Skandia shall pay for printing and mailing of the Fund's annual report as provided in camera-ready form by the Fund to American Skandia); the preparation of all statements and notices required by any federal or state law; all taxes on the issuance or transfer of the Fund's shares; any expenses permitted to be paid or assumed by the Fund pursuant to a plan, if any, under Rule 12b-1 under the 1940 Act; and other costs associated with preparation of prospectuses and SAIs for the Designated Portfolios in electronic or typeset format, as well as any distribution expenses as set forth in Article III of this Agreement.

                   ARTICLE VII - MIXED & SHARED FUNDING RELIEF
7.1 The Fund represents and warrants that it has received an order from the Commission granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies and qualified pension and retirement plans outside of the separate account context (the "Mixed and Shared Funding Exemptive Order"). The parties to this Agreement agree that the conditions or undertakings specified in the Mixed and Shared Funding Exemptive Order and that may be imposed on the Company, the Fund and/or the Adviser by virtue of the receipt of such order by the Commission, will be incorporated herein by reference, and such parties agree to comply with such conditions and undertakings to the extent applicable to each such party.
7.2 The Fund Board will monitor the Fund for the existence of any irreconcilable material conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including, but not limited to: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;
         (c) an administrative or judicial decision in any relevant  proceeding;
         (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by Participating Insurance Companies or by variable annuity and variable life insurance Contract owners; or (f) a decision by an insurer to disregard the voting instructions of Contract owners. The Fund Board will promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof. A majority of the Fund Board will consist of persons who are not "interested" persons of the Fund.
7.3 The Company will report any potential or existing conflicts of which it is aware to the Fund Board. The Company agrees to assist the Fund Board in carrying out its responsibilities, as delineated in the Mixed and Shared Funding Exemptive Order, by providing the Fund Board with all information reasonably necessary for the Fund Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Fund Board whenever Contract owner voting instructions are to be disregarded. The Fund Board will record in its minutes, or other appropriate records, all reports received by it and all action with regard to a conflict.
7.4 If it is determined by a majority of the Fund Board, or a majority of its disinterested trustees, that an irreconcilable material conflict exists, the Company and other Participating Insurance Companies will, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (a) withdrawing the assets allocable to some or all of the Accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be submitted to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
7.5 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions, and such disregard of voting instructions could conflict with the majority of Contract owner voting instructions, and the Company's judgment represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested trustees of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place in accordance with the Fund's Mixed and Shared Funding Exemptive Order. During the period that any such withdrawal and termination are being implemented, the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.6 If an irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state insurance regulators, then the Company will withdraw the affected sub-account of the Account's investment in the Fund and terminate this Agreement with respect to such sub-account; provided, however, that such withdrawal and termination will be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the disinterested directors of the Fund Board. No charge or penalty will be imposed as a result of such withdrawal. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice to the Company that this provision is being implemented. Until the end of such six-month period the Adviser and Fund will, to the extent permitted by law and any exemptive relief previously granted to the Fund, continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.
7.7 For purposes of Sections 7.4 through 7.7 of this Agreement, a majority of the disinterested members of the Fund Board will determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event, other than as specified in Section 7.4, will the Fund be required to establish a new funding medium for the Contracts. The Company will not be required by Section 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict.
7.7 The Company will at least annually submit to the Fund Board such reports, materials or data as the Fund Board may reasonably request so that the Fund Board may fully carry out the duties imposed upon it as delineated in the Mixed and Shared Funding Exemptive Order, and said reports, materials and data will be submitted more frequently if deemed appropriate by the Fund Board.
7.8 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then: (a) the Fund and/or the Participating Insurance Companies, as appropriate, will take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 4.4, 4.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement will continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                         ARTICLE VIII - INDEMNIFICATION

8.1      Indemnification by the Company
         (a) The Company agrees to indemnify and hold harmless the Fund, the Adviser, the Distributor, and each person, if any, who controls or is associated with the Fund, the Adviser, or the Distributor within the meaning of such terms under the federal securities laws and any director, trustee, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements: (1) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund, the Adviser, of the Distributor for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (2) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund, or any amendment or supplement to the foregoing, not supplied by the Company or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or (3) arise out of untrue statement or alleged untrue statement of a material fact contained in the Fund registration statement, prospectus, SAI or sales literature or other promotional material of the Fund (or amendment or supplement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make such statements not misleading in light of the circumstances in which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company or persons under its control; or (4) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or (5) arise out of any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach by the Company of this Agreement; except to the extent provided in Sections 8.1(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Company otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.1(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations or duties under this Agreement.

         (c) The Indemnified Parties promptly will notify the Company of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

8.2      Indemnification by the Adviser & Distributor
         (a) The Adviser and Distributor agree to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.2)
                  against  any  and  all  losses,  claims,  expenses,   damages,
                  liabilities (including amounts paid in settlement with the written consent of the Adviser and Distributor) or actions in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements: (1) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or SAI for the Fund or sales literature or other promotional material of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated or necessary to make such statements not misleading in light of the circumstances in which they were made; provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature of the Fund (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Contracts or Fund shares; or (2) arise out of or as a result of statements or representations (other than statements or representations contained in the Contracts or in the Contract or Fund registration statements, prospectuses or statements of additional information or sales literature or other promotional material for the Contracts or of the Fund, or any amendment or supplement to the foregoing, not supplied by the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively) or wrongful conduct of the Adviser or the Fund or persons under the control of the Adviser or the Fund respectively, with respect to the sale or distribution of the Contracts or Fund shares; or (3) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature or other promotional material covering the Contracts (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated or necessary to make such statement or statements not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Adviser or the Fund or persons under the control of the Adviser or the Fund; or (4) arise as a result of any failure by the Fund or the Adviser to provide the services and furnish the materials under the terms of this Agreement; or
                  (5) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement, or arise out of or result from any other material breach of this Agreement by the Adviser or the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in Article III, Section 3.2 of this Agreement and the diversification requirements specified in
                  Article III, Section 3.3 of this Agreement); except to the extent provided in Sections 8.2(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Adviser or Distributor otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.2(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard or its obligations or duties under this Agreement.

(c) The Indemnified Parties will promptly notify the Adviser and the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.3      Indemnification by the Fund
         (a) The Fund agrees to indemnify and hold harmless the Company and each person, if any, who controls or is associated with the Company within the meaning of such terms under the federal securities laws and any director, officer, employee or agent of the foregoing (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or action in respect thereof (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and: (1) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement; or
                  (2) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund (including a failure, whether intentional or in good faith or otherwise, to comply with the requirements of Subchapter M of the Code specified in
                  Article III, Section 3.2 of this Agreement and the diversification requirements specified in Article III, Section
                  3.3 of this Agreement); or (3) arise out of or result from the incorrect or untimely calculation or reporting of daily net asset value per share or dividend or capital gain distribution rate; except to the extent provided in Sections 8.3(b) and 8.4 hereof. This indemnification will be in addition to any liability that the Fund otherwise may have.

         (b) No party will be entitled to indemnification under Section 8.3(a) if such loss, claim, damage, liability or action is due to the willful misfeasance, bad faith, or gross negligence in the performance of such party's duties under this Agreement, or by reason of such party's reckless disregard of its obligations and duties under this Agreement.

         (c) The Indemnified Parties will promptly notify the Fund of the commencement of any litigation, proceedings, complaints or actions by regulatory authorities against them in connection with the issuance or sale of the Contracts or the operation of the Account.

8.4      Indemnification Procedure
         Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party" for the purpose of this Section 8.4) will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party" for the purpose of this
         Section 8.4) unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent), but failure to notify the Indemnifying Party of any such claim will not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of the indemnification provision of this Article VIII, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against the Indemnified Party, the Indemnifying Party will be entitled to participate, at its own expense, in the defense thereof. The Indemnifying Party also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the Indemnifying Party will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VIII. The indemnification provisions contained in this Article VIII will survive any termination of this Agreement.

                           ARTICLE IX - APPLICABLE LAW

9.1 This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Maryland.

9.2 This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Commission may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof will be interpreted and construed in accordance therewith.

                             ARTICLE X - TERMINATION

10.1 This Agreement will terminate:
         (a) at the option of any party, with or without cause, with respect to one, some or all of the Portfolios, upon six (6) month's advance written notice to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; or
         (b) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if shares of the Portfolio are not reasonably available to meet the requirements of the Contracts as determined in good faith by the Company; or
         (c) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company; or
         (d) at the option of the Fund, upon written notice to the other parties, upon institution of formal proceedings against the Company by the NASD, the Commission, the Insurance Commission of any state or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the administration of the Contracts, the operation of the Account, or the purchase of the Fund shares, provided that the Fund determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or
         (e) at the option of the Company, upon written notice to the other parties, upon institution of formal proceedings against the Fund or the Adviser by the NASD, the Commission or any state securities or insurance department or any other regulatory body, provided that the Company determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Fund's or the Adviser's ability to perform its obligations under this Agreement; or
         (f) at the option of the Company, upon written notice to the other parties, if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or
         (g) at the option of the Company, upon written notice to the other parties, with respect to any Portfolio if the Fund fails to meet the diversification requirements specified in Section 3.3 hereof or if the Company reasonably and in good faith believes the Fund may fail to meet such requirements; or
         (h) at the option of any party to this Agreement, upon written notice to the other parties, upon another party's material breach of any provision of this Agreement; or
         (i) at the option of the Company, if the Company determines in its sole judgment exercised in good faith that either the Fund or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or
         (j) at the option of the Fund or the Adviser, if the Fund or Adviser respectively, determines in its sole judgment exercised in good faith that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Adviser, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or
         (k) at the option of the Company or the Fund upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any sub-account) to substitute the shares of another investment company for the corresponding Portfolio's shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying portfolio. The Company will give sixty (60) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares or of the filing of any required regulatory approval(s); or
         (1) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of: (1) all Contract owners of variable insurance products of all separate accounts; or (2) the interests of the Participating Insurance Companies investing in the Fund as set forth in Article VII of this Agreement; or
         (m) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination will be effective immediately upon such occurrence without notice.

10.2     Notice Requirement
         (a)      No termination of this Agreement,  except a termination  under
                  Section 10.1 (m) of this Agreement, will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination.
         (b) In the event that any termination of this Agreement is based upon the provisions of Article VII, such prior written notice will be given in advance of the effective date of termination as required by such provisions.

10.3     Effect of Termination
         Notwithstanding any termination of this Agreement, the Fund, the Adviser and the Distributor will, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts will be permitted to reallocate investments in the Designated Portfolios (as in effect on such date), redeem investments in the Designated Portfolios and/or invest in the Designated Portfolios upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 will not apply to any terminations under Article VII and the effect of such Article VII terminations will be governed by Article VII of this Agreement.

10.4     Surviving Provisions
         Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties will survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.

                              ARTICLE XI - NOTICES
Any notice will be deemed duly given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

                  If to the Company:
                  American Skandia Life Assurance Corporation
                  1 Corporate Drive
                  P.O. Box 883
                  Shelton, Connecticut 08484-0883
                  Attn: Mr. Gordon C. Boronow

                  If to the Fund:
                  Rydex Variable Trust
                  6116 Executive Boulevard, Suite 400
                  Rockville, Maryland 20852
                  Attn:

                  If to the Adviser:
                  PADCO Advisors II, Inc.
                  6116 Executive Boulevard, Suite 400
                  Rockville, Maryland 20852
                  Attn:

                  If to the Distributor:
                  PADCO Financial Services, Inc.
                  6116 Executive Boulevard, Suite 400
                  Rockville, Maryland 20852
                  Attn:

                           ARTICLE XII - MISCELLANEOUS
12.1 All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund as neither the trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Fund.
12.2     The  Fund  and the  Adviser  acknowledge  that  the  identities  of the customers of the Company or any of its affiliates (collectively the "Protected Parties" for purposes of this Section 12.2), information maintained regarding those customers, and all computer programs and procedures developed by the Protected Parties or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Protected Parties. The Fund and the Adviser agree that if they come into possession of any list or compilation of the identities of or other information about the Protected Parties' customers, or any other property of the Protected Parties, other than such information as may be independently developed or compiled by the Fund or the Adviser from information supplied to them by the Protected Parties' customers who also maintain accounts directly with the Fund or the Adviser, the Fund and the Adviser will hold such information or property in confidence and refrain from using, disclosing or distributing any of such information or other property except: (a) with the Company' s prior written consent; or (b) as required by law or judicial process. The Fund and the Adviser acknowledge that any breach of the agreements in this Section 12.2 would result in immediate and irreparable harm to the Protected Parties for which there would be no adequate remedy at law and agree that in the event of such a breach, the Protected Parties will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.
12.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together will constitute one and the same instrument.
12.5 If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be affected thereby.
12.6 This Agreement will not be assigned by any party hereto without the prior written consent of all the parties.
12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.
12.8 The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
12.9 Each party to this Agreement will cooperate with each other party and all appropriate governmental authorities (including without limitation the Commission, the NASD and state insurance regulators) and will permit each other and such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
12.10 Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.
12.11 The parties to this Agreement may amend the schedules to this Agreement from time to time to reflect changes in or relating to the Contracts, the Accounts or the Portfolios of the Fund or other applicable terms of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                                                AMERICAN SKANDIA I.IFE ASSURANCE
                                                CORPORATION

                                              By: ______________________________
                                                               Gordon C. Boronow
                                    Deputy Chief Executive Officer and President

                                                            RYDEX VARIABLE TRUST

                                              By: ______________________________


                                                         PADCO Advisors II, Inc.

                                              By: ______________________________


                                                  PADCO Financial Services, Inc.

                                              By: ______________________________

April 13, 1999
                             PARTICIPATION AGREEMENT
                                   SCHEDULE A

The following  Separate  Accounts and Associated  Contracts of American  Skandia
Life Assurance Corporation are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account                                   Name of Separate Account
American Skandia Advisor Plan (ASAPSM)                                 American  Skandia  Life  Assurance  Corporation  Variable
                                                                       Account  B  (Class 1 Sub-accounts)

American Skandia Advisor Plan IISM (ASAP II)                           American  Skandia  Life  Assurance  Corporation  Variable
                                                                       Account  B  (Class 1 Sub-accounts)

American Skandia XTra CreditSM (ASXT)                                  American  Skandia  Life  Assurance  Corporation  Variable
                                                                       Account  B  (Class 1 Sub-accounts)

American Skandia LifeVest(R)(ASL(R))                                   American  Skandia  Life  Assurance  Corporation  Variable
                                                                       Account  B  (Class 1 Sub-accounts)

American Skandia ProtectorSM (AS ProSM)                                American  Skandia  Life  Assurance  Corporation
                                                                       Variable  Account  B  (Class 1 Sub-accounts)

American Skandia Advisors Choice(R)2000 (Choice2000)                   American  Skandia  Life  Assurance  Corporation  Variable
                                                                       Account  B  (Class 2 Sub-accounts)

American Skandia Impact (AS ImpactSM)                                  American  Skandia  Life  Assurance  Corporation  Variable
                                                                       Account  B  (Class 3 Sub-accounts)


                             PARTICIPATION AGREEMENT
                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

|X|      Nova Fund
|X|      Ursa Fund
|X|      OTC Fund

                             PARTICIPATION AGREEMENT
                                   SCHEDULE C
                             PROXY VOTING PROCEDURES


The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Trust. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

1. The proxy proposals are given to the Company by the Trust as early as possible before the date set by the Trust for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from owners of the Contracts and to facilitate the establishment of tabulation procedures. At this time the Trust will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before meeting.

2. Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

     Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Trust , as soon as possible, but no later than two weeks after the Record Date.

3. The Trust's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting, instruction solicitation material. The Trust will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates.

4. The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Trust. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Trust or its affiliate must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:

         |X|      name (legal name as found on account registration)
         |X|      address
         |X|      Trust or account number
         |X|      coding to state number of units
         |X|      individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).

         (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

5. During this time, the Trust will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

         |X|      Voting Instruction Card(s)
         |X|      one proxy notice and statement (one document)
         |X|      return envelope (postage pre-paid by Company) addressed to the
                  Company or its tabulation agent
         |X|      "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)
         |X|      cover letter - optional,  supplied by Company and reviewed and approved in advance by the Trust

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Trust.

7.   Package mailed by the Company.
     * The Trust must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but NOT including,) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

     Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Trust in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card. Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

10. If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be NOT RECEIVED for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

11. There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

12. The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage and the number of SHARES.) The Trust must review and approve tabulation format.

13. Final tabulation in shares is verbally given by the Company to the Trust on the morning of the meeting not later than 10:00 a.m. Eastern time. The Trust may request an earlier deadline if reasonable and if required to calculate the vote in time for the meeting.

14. A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Trust will provide a standard form for each Certification.

15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Trust will be permitted reasonable access to such Cards.

16. All approvals and "signing-off' may be done orally, but must always be followed up in writing.